Exhibit 10.19

Office Premises Use Contract

Party A: Nanjing Cultural and Artwork Property Exchange Co., Ltd.

Add: 4/F, Building F4, Zidong International Creative Park, Qixia District, Nanjing.

Party B: Kashi Longrui Business Management Services Co., Ltd.

Whereas Party A cooperates with Party B, both parties hereby enter into the following contract with respect to Party B using the office space of Party A for office purposes on the basis of equal cooperation and mutual benefit, intending to be bound hereby:

I. Term of cooperation: from January 1, 2020 to December 31, 2020.

II. Each party’s rights and obligations

1. Party A will provide Party B with office space, including but not limited to office premises, office furniture and broadband internet access.

2. Party B shall pay Party A use fee of RMB 90,000 Yuan (in words: RMB ninety thousand Yuan only) each month prior to the 10th day of each month, and Party B may use the office premises, office furniture and other facilities provided by Party A.

3. Party A has the ownership of the fixed assets and facilities on the business premises and shall be responsible for coordinating with the property owner, industrial and commercial administration, tax and legal authorities.

4. The maintenance, services and additional facilities and equipment inside the office and the sanitation, related labor costs shall all be borne by Party A.

5. Both parties shall jointly maintain the sanitation, safety and security of the office environment.

6. Both parties shall operate according to law and jointly comply with the rules and regulations related to property rights and the national policies and regulations.

III. Liabilities for default

Party B shall be deemed in default and Party A has the right to terminate this contract if:

1. Party B is delinquent in payment of the rent hereunder for more than one month; or

2. Party B causes any losses to Party A due to its illegitimate business operation.

IV. Others

1. This contract shall take effect upon being signed and sealed by both parties. Any matters not specified herein shall be resolved by both parties through friendly consultations and may be incorporated into supplementary agreements to be executed by both parties with the mutual consent of both parties. The supplementary agreements shall bear the same legal effect as this agreement.

2. Any dispute arising hereunder shall be resolved by both parties through friendly consultations. If consultation fails, either party may file lawsuit to the people’s court having competent jurisdiction over the place where Party A is located.

3. This contract is made in duplicate, one copy for each party and each copy bearing the same legal effect.

Party A’s seal:	Party B’s seal:
Legal representative/ representative’s signature:	Legal representative/ representative’s signature:
Date:1/1/2020	Date:1/1/2020

3